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                                                                      Exhibit 21


                            PARENTS AND SUBSIDIARIES

         The following is a list of all subsidiaries of First Tennessee National Corporation ("FTNC") and information on an unconsolidated entity at December 31, 2001. Each subsidiary is 100% owned by its immediate parent, except as described below in note (3), and all are included in the Consolidated Financial
Statements:

                                                                       Type of Ownership         Jurisdiction of
                  Subsidiary                                           by FTNC                   Incorporation
                  ----------                                           -----------------         ---------------
First National Bank of Springdale                                      Direct                    United States
   FNBS Investment Advisory Corporation, Inc.                          Indirect                  Tennessee
          FNBS Investments, Inc.                                       Indirect                  Nevada
First Tennessee Bank National Association(1)                           Direct                    United States
   Check Consultants, Incorporated(*)                                  Indirect                  Tennessee
   Community Leasing Corporation(*)                                    Indirect                  Tennessee
   Community Money Center, Inc.(*)                                     Indirect                  Tennessee
   East Tennessee Service Corporation(*)                               Indirect                  Tennessee
         Upper East Tennessee Insurance Agency(*)                      Indirect                  Tennessee
   First Express Remittance Processing, Inc.                           Indirect                  Tennessee
   First Funds, Inc.(*)                                                Indirect                  Tennessee
   First Horizon Insurance Services, Inc.                              Indirect                  Tennessee
   First Horizon Merchant Services, Inc.                               Indirect                  Tennessee
   First Horizon Money Center, Inc.(*)                                 Indirect                  Tennessee
   First Horizon Strategic Alliances, Inc.                             Indirect                  Tennessee
   First Tennessee ABS, Inc.                                           Indirect                  Delaware
   First Tennessee Brokerage, Inc.                                     Indirect                  Tennessee
   First Tennessee Capital Assets Corporation                          Indirect                  Tennessee
   First Tennessee Commercial Loan Management, Inc.                    Indirect                  Tennessee
   First Tennessee Equipment Finance Corporation(*)                    Indirect                  Tennessee
   First Tennessee Housing Corporation                                 Indirect                  Tennessee
         CC Community Development Holdings, Inc.                       Indirect                  Tennessee
   First Tennessee Merchant Equipment, Inc.(*)                         Indirect                  Tennessee
   First Tennessee Securities Corporation                              Indirect                  Tennessee
   FT Insurance Corporation                                            Indirect                  Tennessee
   FT Mortgage Holding Corporation                                     Indirect                  Illinois
         Federal Flood Certification Corporation                       Indirect                  Texas
         First Horizon Home Loan Corporation(2)                        Indirect                  Kansas
                  First Tennessee Mortgage Services, Inc.              Indirect                  Tennessee
                  First Horizon Asset Securities, Inc.                 Indirect                  Delaware
         First Horizon Mortgage Loan Corporation                       Indirect                  Arkansas
                  FH-FF Mortgage Services, L.P.                        Indirect                  Delaware
                  FT Real Estate Securities Company, Inc.              Indirect                  Arkansas
         FT Real Estate Information Mortgage Solutions Holdings, Inc.  Indirect                  Delaware
                  FT Real Estate Information Mortgage Solutions, Inc.  Indirect                  Delaware
         FT Reinsurance Company                                        Indirect                  South Carolina
   Hickory Venture Capital Corporation                                 Indirect                  Alabama

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
   JPO, Inc.                                                           Indirect                  Tennessee
   TSMM Corporation                                                    Indirect                  Tennessee
   Synaxis Group, Inc.                                                 Indirect                  Delaware
         Frost Specialty Risk, Inc.                                    Indirect                  Tennessee
         Mann, Smith & Cummings, Inc.                                  Indirect                  Tennessee
         MASMIC, Inc.                                                  Indirect                  Tennessee
         Merritt & McKenzie, Inc.                                      Indirect                  Georgia
         Polk & Sullivan Group, Inc.                                   Indirect                  Tennessee
         Van Meter Insurance, Inc.                                     Indirect                  Kentucky
                 Employers Risk Services, Inc.                         Indirect                  Kentucky
FTB Futures Corporation(*)                                             Direct                    Tennessee
Hickory Capital Corporation                                            Direct                    Tennessee
Highland Capital Management Corp.                                      Direct                    Tennessee
Martin & Company, Inc.                                                 Direct                    Tennessee
Mountain Financial Company(*)                                          Direct                    Tennessee
Norlen Life Insurance Company                                          Direct                    Arizona

   (*)Inactive.

(1) Divisions of this subsidiary do business in certain jurisdictions under the following names: First Express, First Horizon Equity Lending, First Horizon Money Center, First Securities Company in Mobile, First Tennessee Capital Markets, FTN Financial Capital Markets, Garland Capital Management, Garland Trust, Gulf Pacific Mortgage.

(2) Divisions of this subsidiary do business in certain jurisdictions under the following names: First Horizon Home Loans, McGuire Mortgage.

(3) The following subsidiaries are not wholly-owned by their immediate parent:

                  FT Mortgage Holding Corporation - FTNC owns <1% of the
                           common stock with the balance owned by the subsidiary's immediate parent.

                  FT Real Estate Securities Company, Inc. - FTNC
                           owns <1% of the common stock with the balance of the common stock owned by the subsidiary's immediate parent. Some preferred stock is not owned directly or indirectly by FTNC.

                  First Horizon Mortgage Loan Corporation - FTNC owns <1% of the common stock directly with the balance of the common stock owned by the subsidiary's immediate parent.

                  First Tennessee Mortgage Services, Inc. - FTNC owns <2% of the common stock directly with the balance of the common stock owned by the subsidiary's immediate parent.
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                  FH-FF Mortgage Services, L.P. - First Horizon Mortgage Loan
                           Corporation owns 99% and First Tennessee Mortgage Services, Inc. owns 1%.

         In addition, FTNC owns 100% of the common securities of the following unconsolidated entity:

         First Tennessee Capital I, a Delaware business trust.